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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)


                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934




Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

      [ ] Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
      [ ] Definitive Proxy Statement
      [X] Definitive Additional Materials
      [ ] Soliciting Material Pursuant to Section 240.14a-12

                                  LAUDUS TRUST
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      (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


      Payment of Filing Fee (Check the appropriate box):

      [X] No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
          1)    Title of each class of securities to which transaction applies:
          2)    Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          4)    Proposed maximum aggregate value of transaction:

          5)    Total fee paid:

      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1)    Amount Previously Paid:
          2)    Form, Schedule or Registration Statement No.:
          3)    Filing Party:
          4)    Date Filed:



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                LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION
                             LONG/SHORT EQUITY FUND
                            A SERIES OF LAUDUS TRUST



Dear Shareholder:

By now, you should have received proxy materials seeking shareholder approval of a proposal to reorganize the Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund, a series of Laudus Trust, into the Vanguard(R) Market Neutral Fund, a substantially similar fund created within The Vanguard Group of Investment Companies just for this purpose. THE BOARD IS RECOMMENDING THAT SHAREHOLDERS VOTE FOR THE PROPOSAL. The combined prospectus/proxy statement previously mailed to you contains more information about the proposal and can also be accessed on the web at www.laudusfunds.com.

YOUR VOTE IS IMPORTANT -- PLEASE VOTE THE PROXY CARD RECEIVED PROMPTLY

If you haven't already cast your vote, I would encourage you to do so as soon as possible. For your convenience, you may vote by internet or touch-tone telephone (see instructions on the enclosed proxy card, or simply complete, sign and date the enclosed proxy card and return by mail in the enclosed postage paid envelope.

If you need help voting or have questions, please call our proxy solicitor, D.F. King & Co., Inc. at 1-800-423-2107 and they will be able to assist you.

Thank you for reviewing and responding to the enclosed materials. We value the trust and confidence you have shown us through your investment in the Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund and look forward to continuing to serve your investment needs in the future.

Sincerely,

/s/ Randall W. Merk
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Randall W. Merk
President of the Laudus Funds